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                                                                    EXHIBIT 23.5



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-35671 of Pacific Greystone Corporation on Form S-4 of our reports dated January 16, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1996 and to reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP


Miami, Florida



September 29, 1997